SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

                                AZCO Mining, Inc.
                                -----------------
             (Exact name of registrant as specified in its charter)



        Delaware                      0-20430                   84-1094315
        --------                      -------                   ----------
(State or other jurisdiction  (Commission File Number)        (IRS Employer
     of incorporation)                                    Identification Number)


7239 El Mirage Road, Glendale, AZ                                 85307
---------------------------------                                 -----
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (623) 935-0774
                                                     --------------


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ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT.

None.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

None.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

None.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On February 13, 2003, James E. Raftery, Certified Public Accountant P.C. ("Mr. Raftery") resigned as the independent accountant for Azco Mining Inc. ("the Company").

Mr. Raftery has been unable to issue a final audit report for the Company, for the period ended June


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30, 2003, due to the fact that he has not received final approval from the
Public Accounting Oversight Board to audit publicly traded companies.

Pursuant to Item 304 (a) (3) of Regulation S-K, the Company has requested that James E. Raftery, CPA CP provide a letter addressed to the Securities & Exchange Commission stating whether or not James E. Raftery, CPA CP agrees with the above statements. A copy of the letter dated February 25, 2004 is filed as Exhibit 23 to this Form 8-K

Pursuant to Item 304 (a) (2) of Regulation S-K, the Company, effective February 14, 2004, engaged Semple & Cooper, LLP, located at 2700 North Central Avenue, Ninth Floor, Phoenix, AZ 85004, as the principal accountant to audit the Company's financial statements. During the Company's previous two most recent fiscal years ended June 30, 2002 and June 30, 2003, as well as the subsequent interim period from July 1, 2003 through February 13, 2004, prior to engaging Semple & Cooper, LLP, the Company (or someone on its behalf) has not consulted Semple & Cooper, LLP, regarding the application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements.

ITEM 5. OTHER EVENTS.

None.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTOR'S

None.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

None.

ITEM 8. CHANGE IN FISCAL YEAR.

None.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AZCO MINING, INC.


                                        /s/  W. Pierce Carson
                                        ----------------------------------------
                                        W. Pierce Carson, President and CEO

Dated:  February 25, 2004



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